Exhibit 4.17
(Form 10-K)
AMENDMENT NO. 1 TO RIGHTS AGREEMENT
          AMENDMENT (the “Amendment”), dated as of December 19, 2007, to the Rights Agreement, dated as of May 23, 2000 (the “Rights Agreement”), between Citizens Republic Bancorp, Inc. (f/k/a Citizens Banking Corporation), a Michigan corporation (the “Company”), and Citizens Bank Wealth Management, N.A., a national banking association (as successor to the Trust Division of Citizens Bank), as rights agent (the “Rights Agent”).
RECITALS
          WHEREAS, pursuant to Section 23 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement.
          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement to change the final expiration date of the Rights Agreement from May 23, 2010 to December 31, 2007.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
1.	The Rights Agreement is hereby modified and amended, effective as of the date hereof, by changing the date set forth in Section 1 in the definition of the term “Final Expiration Date” from “the Close of Business on May 23, 2010” to “the Close of Business on December 31, 2007.”

2.	The remainder of the Rights Agreement and all of the Exhibits to the Rights Agreement shall be restated to reflect this Amendment, including all necessary conforming changes.

3.	Except as expressly set forth herein, the Rights Agreement shall remain in full force and otherwise shall be unaffected by this Amendment.

4.	This Amendment may be executed in multiple counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CITIZENS REPUBLIC BANCORP, INC.
Attest:

By:		By:

	Name: Thomas W. Gallagher		Name: William R. Hartman
	Title: General Counsel		Title: President & Chief Executive Officer

CITIZENS BANK WEALTH MANAGEMENT, N.A.
(As successor to the Trust Division of Citizens
Bank)
Attest:

By:		By:

	Name: D. Shawn Jordan		Name: Peter W. Ronan
	Title: Senior Vice President		Title: President & Chief Executive Officer
[Signature page to Amendment No. 1 to Rights Agreement]